Exhibit 10.1

Sublease Agreement

This Sublease Agreement (the "Sublease") is made and effective April 24, 2026, by and between Atara Biotherapeutics, Inc., a Delaware corporation, having an address at 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320 ("Sublessor"), and 20Bloc ("Subtenant"). Defined terms used but not otherwise defined herein have the meaning ascribed to them in the Lease Agreement.

RECITALS

A. Sublessor is the tenant in a Lease Agreement dated March 17, 2021, including amendments with JackieO, LLC (“Landlord”) (the "Lease Agreement"). A copy of the Lease Agreement is attached hereto as Exhibit A and incorporated herein by this reference. The property leased to Sublessor in the Lease Agreement is referred to as the "Leased Property".

B. Sublessor desires to sublease the Storage Space (A.2), with 1,001 rentable square feet as shown on the floor plan attached to this Sublease as Exhibit B (the “Sublease Premises”) to Subtenant.

NOW, THEREFORE, for value received by each of the parties hereto, the receipt and sufficiency of which are hereby respectively acknowledged, and in consideration of the mutual agreements of the parties, it is agreed:

1.
Sublease.
A.
Subject to the terms below, Sublessor hereby leases to the Subtenant the Sublease Premises, as more particularly shown on Exhibit B attached to and made a part of this Sublease. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Lease Agreement and for no other purpose. Subtenant shall (i) not conduct, nor permit to be conducted, on the Subleased Premises, any business which is in violation of any law or governmental regulation, (ii) not bring or otherwise use on the Sublease Premises, any replication competent virus; and (ii) to the extent the responsibility of Sublessor under the Lease Agreement, maintain the Subleased Premises in accordance with the terms of the Lease Agreement. If Sublessor is required by Landlord pursuant to the terms of the Lease Agreement to reimburse Landlord for expenditures made by Landlord resulting from Subtenant’s breach of the terms of this Sublease, Subtenant shall pay to Sublessor all amounts demanded by Landlord no later than the earlier of: (i) ten (10) days after written demand by Sublessor, which demand shall include reasonable supporting documentation therefor, and (ii) two (2) days prior to the date when such payment is required to be made by Sublessor to Landlord.
B.
Sublease Rent: Throughout the Sublease Term, Subtenant shall pay to Sublessor fixed base rent per month (“Base Rent”) at the rate of three thousand one hundred fifty-three U.S. Dollars and fifteen cents ($3,153.15). In addition to Base Rent, commencing on the Sublease Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublessor at the place where Base Rent is payable all Operating Expenses, Taxes and all other Additional Rent payable by Sublessor under the Lease Agreement for the Sublease Premises only. For all such Additional Rent, Sublessor will be responsible for any underpaid amounts, as well as entitled to reimbursement of overpaid amounts, relating to the period prior to the Sublease Commencement Date (defined in Section 2 below). Subtenant will be responsible for any underpaid amounts, as well as entitled to reimbursement of overpaid amounts, first arising or accruing during the period from and after the Sublease Commencement Date.

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C.
All Base Rent and Additional Rent shall be due and payable without demand therefor and without any deduction, offset, abatement, counterclaim or defense, except as otherwise expressly set forth herein. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Sublease Term, if any, shall be prorated on a per diem basis. Subtenant shall make payment for such rent by ACH payment or electronic funds transfer, provided that Sublessor has provided its account information.
D.
This Sublease and all of Subtenant’s rights hereunder are subject and subordinate to the Lease Agreement. So long as Subtenant is not in default hereunder (beyond applicable notice and cure periods), Sublessor shall not terminate the Lease Agreement without the prior consent of Subtenant (which may be granted or withheld in Subtenant’s sole discretion) unless Landlord agrees to recognize Subtenant as a direct tenant in conjunction with such termination.

2. Term.

A.
The term of this Sublease (the “Sublease Term”) shall commence on the date immediately following the parties’ receipt of the Landlord’s Consent (as defined below), but no sooner than April 24, 2026 (“Sublease Commencement Date”) and shall expire on September 30, 2026 (the “Sublease Expiration Date”) unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.
B.
During the last week of the Sublease Term and upon not less than twenty-four (24) hours’ prior notice to Subtenant, Sublessor may inspect the Sublease Premises to determine the work needed to be done to restore the Sublease Premises to the condition required by the Lease Agreement, to the condition provided to Subtenant on the Sublease Commencement Date, less normal wear and tear. Subtenant shall be responsible for costs of such restoration, if needed.
C.
If for any reason the term of the Lease Agreement is terminated prior to the Sublease Expiration Date, this Sublease shall automatically terminate on the date of such termination and, unless resulting from a default by Sublessor under this Sublease and/or the Lease Agreement, Sublessor shall not be liable to Subtenant for such termination.

3. Obligations Under Lease Agreement.

A.
The terms, covenants and conditions of the Lease Agreement are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Except as set forth herein, every term, covenant and condition of the Lease Agreement binding upon or inuring to the benefit of Landlord shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessor and every term, covenant and condition of the Lease Agreement binding upon or inuring to the benefit of Sublessor shall, in respect of this Sublease, be binding upon and inure to the benefit of Subtenant. Whenever the term “Lessor” or “Landlord” appears in the Lease Agreement, the word “Sublessor” shall be substituted therefor; whenever the term “Lessee” or “Tenant” appears in the Lease Agreement, the word “Subtenant” shall be substituted therefor; whenever the word “Premises” appears in the Lease Agreement, the word “Sublease Premises” shall be substituted therefor. With respect to work, services, and utilities that are obligations of Landlord under the Lease Agreement, the sole responsibility of Sublessor shall be to use commercially reasonable efforts to obtain Landlord’s performance.
B.
Subtenant agrees to comply with the terms of the Lease Agreement and shall not do or permit to be done anything that would constitute a breach or default of Sublessor's obligations in the Lease Agreement. Sublessor agrees to comply with all of Sublessor's obligations in the Lease Agreement. Sublessor agrees timely to pay rent and other charges due under the Lease Agreement and, provided Subtenant is not in breach or default of any obligation in this Sublease, shall not do anything to disturb Subtenant's use of the Leased Property pursuant to this Sublease.

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C.
Subtenant shall not do or permit (by its agents, employees and contractors) to be done any act or thing, or omit to do anything required of by the terms of this Sublease, which may constitute a breach or violation of any term, covenant or condition of the Lease Agreement, notwithstanding such act, thing or omission is permitted under the terms of this Sublease.
D.
If Subtenant fails to cure a default under this Sublease within any applicable notice, grace or cure period contained in the Lease Agreement, Sublessor shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant. Any reasonable out-of-pocket cost and expense (including without limitation reasonable attorneys’ fees and expenses) actually incurred by Sublessor shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublessor within thirty (30) days after notice from Sublessor. If Sublessor actually receives under the Lease Agreement an abatement of rent or any portion thereof resulting from any casualty, condemnation, interruption of services, of default by Landlord, then Subtenant shall be entitled to receive from Sublessor the same such abatement.

4. Sublease Premises.

A.
Subtenant acknowledges that, except as set forth in this Sublease, neither Sublessor nor any of Sublessor’s agents, employees or representatives have made any representation or warranty, either express or implied, with respect to the Sublease Premises, the condition of the Sublease Premises or the use of the Sublease Premises by Subtenant, and Subtenant accepts the Sublease Premises in its current, “as-is” “where is” and “with all faults” condition. Sublessor shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment or decorations. Sublessee shall, at its cost, relocate certain personal property of Sublessor in the Sublease Premises to a location on the Premises as directed by the Sublessor. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear excepted, and move such personal property of Sublessor into the Subleased Premises upon the expiration of this Sublease. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.
B.
Notwithstanding any other provision of this Sublease but provided Sublessor delivers the Sublease Premises in the condition required hereunder, Sublessor shall have no obligation (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning or other utilities or services, or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Landlord pursuant to the terms of the Lease Agreement. Subtenant hereby agrees that Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, upon the written request of Subtenant, Sublessor shall make written demand upon and otherwise use commercially reasonable efforts to cause Landlord to perform its obligations under the Lease Agreement with respect to the Sublease Premises if Landlord fails to perform same within the time frame and in the manner required pursuant to the Lease Agreement provided, however, Sublessor shall not be required to bring any action against the Landlord to enforce its obligations. In the event Sublessor brings an action against Landlord to enforce Landlord’s obligations under the Lease Agreement with respect to the Sublease Premises, all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Sublessor in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublessor within thirty (30) days of demand (which shall include reasonable supporting documentation) therefor.
C.
Subtenant shall, at its sole cost, and with respect to the Sublease Premises, maintain throughout the Sublease Term any insurance coverage required to be maintained by Sublessor under the Lease Agreement. The insurance that Subtenant is required to maintain shall name Sublessor and Landlord as “additional insureds.” Subtenant shall deliver certificates of all insurance required of Subtenant to Sublessor and Landlord no later than the Sublease Commencement Date.

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D.
Subtenant hereby releases Sublessor or anyone claiming through or under Sublessor by way of subrogation or otherwise. Subtenant hereby releases Landlord or anyone claiming through or under Landlord by way of subrogation or otherwise to the extent that Sublessor releases Landlord pursuant to the terms of the Lease Agreement. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublessor, Landlord and any additional parties, which Sublessor is required to provide pursuant to the provisions of the Lease Agreement.

5. Landlord Consent to Sublease.

A.
This Sublease is expressly conditioned upon obtaining the written consent of Landlord (“Landlord Consent”) attached hereto as Exhibit C. For purposes of this Sublease, the Landlord Consent shall be deemed to have been given as of the date when the Landlord Consent has been fully executed and delivered by Landlord, Sublessor and Subtenant.
B.
Whenever the consent or approval of Sublessor is required under this Sublease, to the extent Landlord’s consent or approval is also required pursuant to the terms of the Lease Agreement, Sublessor shall promptly make such consent or approval request of Landlord and use commercially reasonable efforts to obtain such consent or approval, and Subtenant shall use commercially reasonable efforts to promptly provide any information or documentation that Landlord may request in connection therewith. Subtenant shall reimburse Sublessor, not later than thirty (30) days after written demand by Sublessor, for any actual and reasonable fees and disbursements of attorneys, architects, engineers or others charged by Landlord in connection with any such consent or approval. Sublessor shall have no liability of any kind to Subtenant for Landlord’s failure to give its consent or approval so long as Sublessor uses commercially reasonable efforts to obtain the same. In no event shall Subtenant or Sublessor be liable to the other for any consequential, special or punitive damages arising out of or in connection with this Sublease, except to the extent Sublessor is obligated to Landlord for the same as a result of Subtenant’s default under this Sublease.
C.
Notwithstanding the foregoing to the contrary, any fees and expenses incurred by the Landlord or any mortgagee, ground lessor or other third party in connection with requesting and obtaining the Landlord Consent shall be paid by Sublessor. Subtenant agrees to reasonably cooperate with Sublessor and use commercially reasonable efforts to supply all information and documentation requested by Landlord within thirty (30) days of request therefor. Subtenant shall have no right to any claim against Sublessor in the event the Landlord Consent is not obtained, provided Sublessor uses commercially reasonable efforts to obtain such consent.

6. Indemnification.

A.
Subtenant will indemnify, protect, defend and hold Sublessor harmless from and against any and all loss, cost, damage and expense arising out of or in any way related to or in connection with: (i) the use or occupancy of the Sublease Premises by Subtenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants after the Sublease Commencement Date, (ii) any act or omission of Subtenant or any of Subtenant’s agents, contractors, employees, invitees, licensees, subcontractors or subtenants, and (iii) any failure by Subtenant to fully and promptly perform any of Subtenant’s obligations under this Sublease.
B.
Sublessor will indemnify, protect, defend and hold Subtenant harmless from and against any and all loss, cost, damage and expense arising out of or in any way related to a breach or default of the Lease Agreement or this Sublease by Sublessor.

7. No Assignment or Sublease. Subtenant shall not, without the prior written consent of both Sublessor and Landlord in the Lease Agreement (which consent may be withheld in its sole and absolute discretion), assign, encumber, mortgage, pledge, or otherwise transfer (by operation of law or otherwise) or any interest therein, sublet all or any portion of the Sublease Premises or this Sublease.

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8. Notices. Notices shall be deemed delivered upon (i) receipt, if personally delivered, (ii) one (1) business day after being submitted to a nationally recognized overnight courier service or sent by email (if receipt is acknowledged or otherwise confirmed and a written copy is sent via mail), and (iii) five (5) Business Days after mailing, if mailed as set forth below. Any notice given in connection with this Sublease, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or a nationally recognized overnight delivery service as follows:

If to Sublessor: 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320

If to Subtenant: 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320

If to Landlord: 1280 Rancho Conejo Boulevard, Thousand Oaks, CA 91320

9. Holdover. In the event Subtenant fails to vacate the Sublease Premises at the end of the Sublease Term, then in addition to Subtenant’s obligations and Sublessor’s rights and remedies under the Lease Agreement, Base Rent shall be increased to the amount of holdover rent specified in the Lease Agreement. Subtenant shall be liable for and indemnify Sublessor for any and all costs and expenses actually incurred by Sublessor under the Lease Agreement, including but not limited to, all rent and other amounts owed by Sublessor to Landlord under the Lease Agreement as a result of Subtenant’s holding over, and all costs and expenses incurred by Sublessor to remove Subtenant from the Sublease Premises after the Sublease Termination Date.

11. Miscellaneous. This Sublease contains the entire agreement between the parties with respect to the subject matter contained herein and all prior negotiations and agreements are merged herein. In the event any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall remain unaffected. This Sublease may not be modified or amended in any manner other than by a written agreement signed by Sublessor and Subtenant. This Sublease shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law rules.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the date first above written.

Sublessor:		Subtenant:

/s/ Michael Menguito		/s/ Hubert Ho
Michael Menguito VP, Chief People Officer
	Name/Title:	COO
Date:
5/5/2026	Date:	5/5/2026

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EXHIBIT A

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 17th day of March, 2021, between ARE-LA REGION NO. 2, LLC, a Delaware limited liability company (“Landlord”), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building:	1280 Rancho Conejo Boulevard, Thousand Oaks, California
Premises:

The entire Building containing approximately 33,659 rentable square feet, consisting of (i) that certain approximately 6,292 rentable square foot laboratory/office space known as “Suite 1”; (ii) that certain approximately 19,965 rentable square foot laboratory/office space known as “Suites 2-4”; and (iii) that certain approximately 7,402 rentable square foot warehouse space known as “Suite 5”; all as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.
Base Rent:	Initially, with respect to the Suite 1 and Suites 2-4, $4.25 per rentable square foot of Suite 1 and Suites 2-4, respectively, per month, subject to adjustment pursuant to Section 4 hereof.
Initially, with respect to the Suite 5, $2.80 per rentable square foot of Suite 5 per month, subject to adjustment pursuant to Section 4 hereof.
Rentable Area of Premises:	33,659 sq. ft.
Rentable Area of Building:	33,659 sq. ft.
Rentable Area of Project:	62,653 sq. ft.
Tenant’s Share of Operating Expenses of Building:	100% (18.69% with respect to Suite 1, 59.32% with respect to Suites 2-4 and 21.99% with respect to Suite 5)
Building Share of Operating Expenses of Project:	53.72%
Security Deposit:	None
Target Commencement Date:	July 15, 2021
Rent Adjustment Percentage:	3%

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Base Term:

Beginning on the Commencement Date and ending 125 months from the first day of the first full month following the Suites 2-4 Commencement Date (as defined in Section 2). For clarity, if the Suites 2-4 Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Suites 2-4 Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.
Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 975383	26 North Euclid Avenue
Dallas, TX 75397-5383	Pasadena, CA 91101
Attention: Corporate Secretary
Tenant’s Notice Address	Tenant’s Notice Address
Prior to Commencement Date:	After Commencement Date:
2380 Conejo Spectrum Street, Suite 200	2380 Conejo Spectrum Street, Suite 200
Thousand Oaks, CA 91320	Thousand Oaks, CA 91320
Attention: Lease Administrator	Attention: Lease Administrator

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X]	EXHIBIT A - PREMISES DESCRIPTION	[X]	EXHIBIT B - DESCRIPTION OF PROJECT
[X]	EXHIBIT C - WORK LETTER	[X]	EXHIBIT D - COMMENCEMENT DATE
[X]	EXHIBIT E - RULES AND REGULATIONS	[X]	EXHIBIT F - TENANT’S PERSONAL PROPERTY
[X]	EXHIBIT G - ASBESTOS DISCLOSURE	[X]	EXHIBIT H - ENVIRONMENTAL REPORTS

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project outside the Building which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use on a 24 hours a day, 7 day a week basis, or reduce the number of parking spaces to which Tenant is entitled under Section 10 hereof (other than on a temporary basis). From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

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2.
Delivery; Acceptance of Premises; Commencement Date; Suite 2-4 Commencement Date; Suite 5 Commencement Date.
(a)
Suite 1. Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) Suite 1 to Tenant on or before the Target Commencement Date, with the Tenant Improvements in Suite 1 Substantially Completed. If Landlord fails to timely Deliver Suite 1, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable, except if the first paragraph of Section 2(d) below is applicable. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver Suite 1 to Tenant within 30 days after the Target Commencement Date (as such date may be extended by Force Majeure (as defined in Section 34) and Tenant Delays, the “Suite 1 Abatement Date”), Base Rent payable with respect to Suite 1 shall be abated 1 day for each day (which abatement will be applied commencing on the day immediately following the expiration of the Suite 1 Abatement Period) after the Suite 1 Abatement Date that Landlord fails to Deliver Suite 1 to Tenant. As used in this Section 2(a), the terms “Tenant Improvements,” “Substantially Completed” and “Tenant Delays” shall have the meanings set forth for such terms in the work letter attached hereto as Exhibit C (the “Work Letter”).

The “Suite 1 Commencement Date” shall be the earlier of: (i) the date Landlord Delivers Suite 1 to Tenant; or (ii) the date Landlord could have Delivered Suite 1 but for Tenant Delays. The “Suite 1 Rent Commencement Date” shall be the date that is 150 days after the Suite 1 Commencement Date. The period commencing on the Suite 1 Commencement Date through the day immediately preceding the Suite 1 Rent Commencement Date may be referred to herein as the “Suite 1 Abatement Period.”

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to Suite 1 for a period of 30 days prior to the Suite 1 Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”) in Suite 1, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to Suite 1 by Tenant before the Suite 1 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses with respect to Suite 1.

Except as set forth in the Work Letter: (i) subject to Landlord’s Substantial Completion of the Tenant Improvements in Suite 1, Tenant shall accept Suite 1 in its condition as of the Suite 1 Commencement Date; (ii) Tenant shall have no responsibility for defects in the original construction of the Building or the Tenant Improvements in Suite 1; and (iii) Tenant’s taking possession of Suite 1 shall be conclusive evidence that Tenant accepts Suite 1.

For the period of 60 consecutive days after the Suite 1 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) exclusively serving Suite 1 or the Tenant Improvements in Suite 1, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Tenant Improvements in Suite 1.

(b)
Suite 5. Landlord shall use reasonable efforts to Deliver Suite 5 to Tenant on or before the Target Commencement Date with the Warm Shell Improvements in Suite 5 Substantially Completed. If Landlord fails to timely Deliver Suite 5, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable, except if the first paragraph of Section 2(d) below is applicable. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver Suite 5 to Tenant within 30 days after the Target Commencement Date (as such date may be extended by Force Majeure and Tenant Delays, the “Suite 5 Abatement Date”), Base Rent payable with respect to Suite 5 shall be abated 1 day for each day (which abatement will be applied commencing on the day immediately following the expiration of the Suite 5 Abatement Period) after the Suite 5 Abatement Date that Landlord fails to Deliver Suite 5 to Tenant. As used in this Section 2(b), the terms “Warm Shell Improvements” and “Substantially Completed” shall have the meanings set forth for such terms in the

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Work Letter. For the avoidance of doubt, Substantial Completion of the Warm Shell Improvements will not include the installation of the UPS system being installed by Landlord on behalf of Tenant in Suite 5, which UPS System shall be installed following the Suite 5 Commencement Date.

The “Suite 5 Commencement Date” shall be the earlier of: (i) the date Landlord Delivers Suite 5 to Tenant; or (ii) the date Landlord could have Delivered Suite 5 but for Tenant Delays. The “Suite 5 Rent Commencement Date” shall be the date that is 150 days after the Suite 5 Commencement Date. The period commencing on the Suite 5 Commencement Date through the day immediately preceding the Suite 5 Rent Commencement Date may be referred to herein as the “Suite 5 Abatement Period.”

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to Suite 5 for a period of 30 days prior to the Suite 5 Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”) in Suite 5, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to Suite 5 by Tenant before the Suite 5 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses with respect to Suite 5.

Except as set forth in the Work Letter: (i) subject to Landlord’s Substantial Completion of the Warm Shell Improvements in Suite 5, Tenant shall accept Suite 5 in its condition as of the Suite 5 Commencement Date; (ii) Tenant shall have no responsibility for defects in the Warm Shell Improvements; and (iii) Tenant’s taking possession of Suite 5 shall be conclusive evidence that Tenant accepts Suite 5.

For the period of 60 consecutive days after the Suite 5 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems exclusively serving Suite 5 or the Warm Shell Improvements in Suite 1, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Warm Shell Improvements in Suite 5.

(c)
Suites 2-4. Landlord shall use reasonable efforts to Deliver Suites 2-4 to Tenant on or before September 1, 2021 (the “Suites 2-4 Target Commencement Date”), with the Tenant Improvements in Suites 2-4 Substantially Completed. If Landlord fails to timely Deliver Suites 2-4, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver Suites 2-4 to Tenant within 30 days after the Suites 2-4 Target Commencement Date (as such date may be extended by Force Majeure and Tenant Delays, the “Suites 2-4 Abatement Date”), Base Rent payable with respect to Suites 2-4 shall be abated 1 day for each day (which abatement will be applied commencing on the day immediately following the expiration of the Suites 2-4 Abatement Period) after the Suites 2-4 Abatement Date that Landlord fails to Deliver Suites 2-4 to Tenant. As used in this Section 2(c), the terms “Tenant Improvements,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.

The “Suites 2-4 Commencement Date” shall be the earlier of: (i) the date Landlord Delivers Suites 2-4 to Tenant; or (ii) the date Landlord could have Delivered Suite 2-4 but for Tenant Delays. The “Suites 2-4 Rent Commencement Date” shall be the date that is 150 days after the Suites 2-4 Commencement Date. The period commencing on the Suites 2-4 Commencement Date through the day immediately preceding the Suites 2-4 Rent Commencement Date may be referred to herein as the “Suites 2-4 Abatement Period.”

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Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to Suites 2-4 for a period of 30 days prior to the Suites 2-4 Commencement Date for Tenant’s FF&E Installation in Suites 2-4, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to Suites 2-4 by Tenant before the Suites 2-4 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses with respect to Suites 2-4.

Except as set forth in the Work Letter: (i) subject to Landlord’s Substantial Completion of the Tenant Improvements in Suites 2-4, Tenant shall accept Suites 2-4 in their condition as of the Suites 2-4 Commencement Date; (ii) Tenant shall have no responsibility for defects in the original construction of the Building or the Tenant Improvements in Suites 2-4; and (iii) Tenant’s taking possession of Suites 2-4 shall be conclusive evidence that Tenant accepts Suites 2-4.

For the period of 60 consecutive days after the Suites 2-4 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems exclusively serving Suites 2-4 or the Tenant Improvements in Suites 2-4, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Tenant Improvements in Suites 2-4.

(d)
General. Notwithstanding anything to the contrary contained in this Section 2, if Landlord does not Deliver either Suite 1 or Suite 5 within 60 days of the Target Commencement Date for any reason other than Force Majeure and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord (“Termination Notice”) within 10 business days of the lapse of such 60 day period, provided, however, that if Tenant delivers a Termination Notice to Landlord, Landlord may suspend such Termination Notice if Landlord reasonably determined (and provides Tenant with reasonable evidence to support such determination) that either or both the Tenant Improvements in Suite 1 and/or the Warm Shell Improvements in Suite 5 shall be Substantially Completed within 30 days after Tenant’s delivery of such Termination Notice, in which case this Lease shall continue in effect. If neither the Tenant Improvements in Suite 1 nor the Warm Shell Improvements in Suite 5 are Substantially Completed by the end of such 30-day period, then this Lease shall automatically terminate on the day immediately following the expiration of such 30-day period. If this Lease is terminated by Tenant pursuant to this paragraph, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease following such termination, except with respect to provisions which expressly survive termination of this Lease. Notwithstanding anything to the contrary contained herein, if Tenant does not elect to void this Lease within 10 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. For the avoidance of doubt, this paragraph shall have no further force or effect following the Delivery of either Suite 1 or Suite 5 to Tenant.

The earlier to occur of the Suite 1 Commencement Date or the Suite 5 Commencement Date shall be the “Commencement Date”. Prior to the Suites 2-4 Commencement Date, the term “Premises” as used in this Lease shall mean either Suite 1 or Suite 5 depending on whether the Commencement Date occurs on the Suite 1 Commencement or the Suite 5 Commencement Date and shall mean both Suite 1 and Suite 5 once both the Suite 1 Commencement Date and the Suite 5 Commencement Date have occurred. The Suite 1 Rent Commencement Date, the Suites 2-4 Rent Commencement Date and the Suite 5 Rent Commencement Date may be collectively be referred to herein as “Rent Commencement Date”. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Suite 1 Commencement Date, the Suites 2-4 Commencement Date, the Suite 5 Commencement Date, the Suite 1 Rent Commencement Date, the Suites 2-4 Rent Commencement Date, the Suite 5 Rent Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 39 hereof.

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Tenant agrees and acknowledges that, except as otherwise expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.
Rent.
(a)
Base Rent. An amount equal to the first full calendar month’s Base Rent due with respect to Suite 1 following the Suite 1 Abatement Period shall be due and payable concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Suite 1 Rent Commencement Date with respect to Suite 1, the Suites 2-4 Rent Commencement Date with respect to Suites 2-4 and the Suite 5 Rent Commencement Date with respect to Suite 5, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, or via federally insured wire transfer (including ACH) pursuant to the wire instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
(b)
Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Suite 1 Commencement Date with respect to Suite 1, the Suites 2-4 Commencement Date with respect to Suites 2-4 and the Suite 5 Rent Commencement Date with respect to Suite 5, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.
Base Rent Adjustments.
(a)
Annual Adjustments. Base Rent shall be increased (a) on each annual anniversary of the Suite 1 Rent Commencement Date with respect to Suite 1, (b) on each annual anniversary of the Suites 2-4 Rent Commencement Date with respect to Suites 2-4, and (c) on each annual anniversary of the Suite 5 Rent Commencement Date with respect to Suite 5 (provided, however, that if the applicable Rent Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent payable with respect to the applicable portion of the Premises shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Rent Commencement Date with respect to such portion of the Premises) (each an “Adjustment Date”) by multiplying the Base Rent payable with respect to such portion of the Premises immediately before the applicable Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable with respect to such portion of the Premises immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

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(b)
Allowance. Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Allowance (as defined in the Work Letter). Commencing on the Suite 1 Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Allowance or any portion(s) thereof (“TI Rent”). Tenant acknowledges that because a portion of the Allowance may be disbursed following the Commencement Date, the TI Rent payable pursuant to this Section 4(b) may be adjusted following any such disbursement. Any TI Rent remaining unpaid as of the expiration or earlier termination of this Lease resulting from a Default by Tenant under this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease. TI Rent payable pursuant to this Section 4(b), if any, shall in no event be subject to annual adjustments pursuant to Section 4(a).

In lieu of electing any use any portion of the Allowance for Excess TI Costs (as defined in the Work Letter), Tenant may elect by delivery of written notice to Landlord prior to April 1, 2021, to reduce the amount of abated Base Rent available to Tenant with respect to Suite 1, Suite 5 and/or Suites 2-4 (“Abatement Reduction”) and apply an amount equal to such Abatement Reduction to pay for Excess TI Costs incurred under the Lease. The total amount of abated Base Rent contemplated in Section 2 above (i) with respect to Suite 1 during the Suite 1 Abatement Period is equal to $133,705.00 (“Suite 1 Abatement Amount”), (ii) with respect to Suite 5 during the Suite 5 Abatement Period is equal to $103,628.00 (“Suite 5 Abatement Amount”), and (ii) with respect to Suites 2-4 during the Suites 2-4 Abatement Period is equal to $424,256.25 (“Suites 2-4 Abatement Amount”). To the extent that Tenant timely elects an Abatement Reduction in connection with Excess TI Costs, the amount of the Abatement Reduction shall first be applied against the Suite 1 Abatement Amount. To the extent that the Abatement Reduction exceeds the Suite 1 Abatement Amount, such additional amount of the Abatement Reduction shall be applied against the Suite 5 Abatement Amount and to the extent that the Abatement Reduction exceeds both the Suite 1 Abatement Amount and the Suite 5 Abatement Amount then, such additional amount of the Abatement Reduction shall be applied against the Suites 2-5 Abatement Amount until such Suites 2-4 Abatement Amount is exhausted and Tenant shall be required to pay for any additional Excess TI Costs.

5.
Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but no more than twice in any calendar year). Commencing on the Suite 1 Commencement Date with respect to Suite 1, on the Suites 2-4 Commencement Date with respect to Suites 2-4 and commencing on the Suite 5 Rent Commencement Date with respect to Suite 5, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate (i.e, 18.69% with respect to Suite 1, 59.32% with respect to Suites 2-4 and 21.99% with respect to Suite 5). Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building) including, without duplication, (v) Taxes (as defined in Section 9), (w) insurance carried by Landlord pursuant to Section 17, (x) the cost of enhanced services provided at the Project (outside the Building) which are reasonably intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature (collectively, “Infectious Conditions”), (y) Permitted Capital Improvements (as defined below) amortized over the lesser of 10 years and the useful life of such Permitted Capital Improvements, and (z) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided that during the Suite 1 Abatement Period and Suites 2-4 Abatement Period, respectively, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the

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administration rent that Tenant would have been required to pay in the absence of there being such Suite 1 Abatement Period or Suites 2-4 Abatement Period), excluding only:

(a)
the original construction costs of the Project and renovation prior to the Commencement Date and costs of correcting defects in such original construction or renovation;
(b)
capital expenditures other than those capital repairs improvements and replacements that: (1) are required in order to comply with Legal Requirements (other than compliance with those Legal Requirements for which Landlord is, at Landlord’s sole cost and expense, responsible for compliance with pursuant the provisions of the first sentence of the second paragraph of Section 7 below); (2) actually reduce Operating Expenses, (3) maintain or improve the utility, efficiency or capacity of the Building, any Building Systems or the Common Areas of the Project, (4) are incurred in connection with repairs that extend the life of any capital items and/or (5) are triggered by Tenant’s particular use of the Premises or Tenant’s Alterations (collectively, “Permitted Capital Improvements”);
(c)
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;
(d)
depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);
(e)
advertising, marketing, legal and space planning expenses and leasing commissions, brokerage fees, legal fees and other costs and expenses incurred in procuring, negotiating and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(f)
legal and other expenses incurred in the negotiation (including the preparation of letters, deal memos, letters of intent, and lease documents) or enforcement of leases;
(g)
costs of completing, fixturing, improving, renovating, painting, redecorating or other work (including any permitting license or inspection costs), which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(h)
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(i)
salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;
(j)
general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

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(k)
costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(l)
costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease or other agreement relating to space in the Project or any Legal Requirement (as defined in Section 7);
(m)
penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes or other payments when due and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes or other amounts required to be made by Landlord hereunder before delinquency;
(n)
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(o)
costs of Landlord’s charitable or political contributions, or costs for sculpture, paintings or other objects of art or the insuring, repair or maintenance thereof;
(p)
costs in connection with services and Utilities (including electricity), items or other benefits of a type which are not standard for the Project and/or which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(q)
costs incurred in the sale or refinancing of the Project;
(r)
net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(s)
costs incurred in removing and storing the property of former tenants or occupants of the Project;
(t)
rentals of equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems) except if such equipment is reasonably and customarily leased either temporarily or permanently in the operation of comparable office and laboratory buildings in the Thousand Oaks area;
(u)
costs of repairs or other work necessitated by fire, windstorm or other casualty; provided such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Section 18;
(v)
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by insurance (or, if Landlord fails to maintain the insurance required to be carried by Landlord pursuant to Section 17, would have been reimbursed by insurance required to be carried by Landlord pursuant to Section 17);
(w)
the cost of maintaining Common Areas available for the exclusive use of other tenants of the Project;
(x)
costs incurred in the sale or refinancing all or a portion of the Project, including, but not limited to, any closing costs, title insurance premiums, transfer and all other recordation taxes and charges incurred in connection with the same;

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(y)
the cost of signs at the Project identifying Landlord or other tenants of the Project;
(z)
costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents or employees;
(aa)
costs reimbursable to Landlord under any warranty carried by Landlord for the Building or the Project or any portion thereof;
(bb)
expenses specific to other tenants of the Project or Project amenities not accessible to or by Tenant;
(cc)
any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Building or the Project for which Tenant is not responsible under this Lease;
(dd)
any reserves (other than reserves for Taxes for the then-current year);
(ee)
costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons (other than Tenant) in, on or about the Project;
(ff)
any bad debt loss or rent loss;
(gg)
any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations;
(hh)
entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates;
(ii)
any profit made by Landlord in connection with Landlord's collections of Operating Expenses;
(jj)
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such capital items, or (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

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The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm or an auditing firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as “Tenant’s Share of Operating Expenses of Building.” “Building Share” shall be the percentage set forth on the first page of this Lease as “Building Share of Operating Expenses of Project,” as reasonably adjusted by Landlord solely for changes in the physical size of the Project occurring thereafter. If Landlord has a reasonable basis for doing so, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.
Intentionally Omitted.
7.
Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s insurance or could reasonably be expected to result in the voidance of Landlord’s insurance. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord within 10 days after written demand therefor for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises (along with reasonable evidence and justification of such additional premiums). Tenant will use the Premises in a careful and safe manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or

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giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending outside the Building. Tenant shall not place any machinery or equipment that would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible, at Landlord’s cost and not as part of Operating Expenses, for the compliance of (i) the Common Areas of the Project with Legal Requirements (including the ADA) as of the Commencement Date, (ii) the Suite 1 Premises with Legal Requirements (including the ADA) as of the Suite 1 Commencement Date, (iii) the Suites 2-4 Premises with Legal Requirements (including the ADA) as of the Suites 2-4 Commencement Date, and (iv) the Suite 5 Premises with Legal Requirements (including the ADA) as of the Suite 5 Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises (as opposed to general laboratory and office use) or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as otherwise provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s specific use of the Premises (as opposed to general laboratory and office use). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s specific use (as opposed to general laboratory and office use) of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8.
Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to termination by Landlord upon 30 days’ notice to Tenant, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) if Tenant holds over for a period in excess of 90 days, Tenant shall be responsible for all damages suffered by

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Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.
Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
10.
Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost to Tenant during the Base Term, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. As of the Commencement Date, Tenant’s pro rata share of parking with respect to the entire Premises shall be equal to 131 parking spaces. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded.

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11.
Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), with respect to the Common Areas only, refuse and trash collection and routine janitorial services (which will be provided with respect to the Common Areas 5 days per week) (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense at Landlord’s expense (except to the extent necessary as a result of Tenant’s disproportionate use of Utilities), any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. Other than the self-help rights set forth in Section 31 below, the rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

Landlord’s sole obligation for either providing emergency generator or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator with not less than the capacity of the emergency generator being installed as part of Landlord’s Work under the Work Letter, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per month as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generator for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide

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Tenant with an alternative back-up generator or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed.

Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.
Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $100,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 1% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

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Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Landlord hereby approves of the following “Approved Alterations”: (A) the installation of a UPS system serving Suite 5, and (B) the construction of improvements required to convert Suite 5 from warehouse space to laboratory space and/or a pilot plant. Such Approved Alterations shall be performed by Tenant (using architects and contractors selected by Tenant and approved by Landlord), at Tenant’s sole cost and expense, subject to the terms of this Section 12 and any other conditions that Landlord may reasonably impose.

13.
Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, shall give not less than Tenant 24 hours’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or

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improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or, except as otherwise set forth in Section 31 with respect to Tenant’s self-help rights, to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.
Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.
15.
Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.
Indemnification. Subject to all of the other provisions of this Lease including, without limitation, the waivers provided for in Section 17, Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

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Subject to all of the other provisions of this Lease including, without limitation, the waivers provided for in Section 17, Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project (outside of the Premises) to the extent caused by the willful misconduct or negligence of Landlord.

All obligations of Tenant and Landlord under this Section 16 shall survive the expiration or earlier termination of the Term.

17.
Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) concurrent with each renewal of said insurance. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, and/or (ii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party,

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and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.
Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 45 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 60 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by

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Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.
Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
(c)
Intentionally Omitted.

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(d)
Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)
Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.
(f)
Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 10 days after a second notice requesting such document.
(h)
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21.
Landlord’s Remedies.
(a)
Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge

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represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)
Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)
Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;
(ii)
Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)
The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(B)
The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)
The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)
Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)
At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

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(iii)
Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)
Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(d)
Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its reasonable discretion may determine, subject to the terms and conditions of final sentence of this paragraph. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default. Landlord shall, however, use commercially reasonable efforts to mitigate the damages arising by reason of the termination of this Lease as a result of a Default by Tenant; provided, however, that in no event shall mitigation require Landlord to consider, among other things, (i) any tenant which does not satisfy Landlord’s then current underwriting criteria, in the exercise of Landlord’s sole and absolute discretion, for comparable size premises, (ii) subdividing the Premises unless Landlord elects in its sole and absolute discretion to do so, (iii) any change in use of the Premises or any alterations which would lessen the value of the leasehold improvements, (iv) granting any tenant improvement allowances, free rent or other lease concessions, or (v) accepting any tenant if Landlord would have the right to reject such tenant if such tenant were a proposed assignee or sublessee of Tenant including, without limitation, considering the factors described in Section 22(b).

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22.
Assignment and Subletting.
(a)
General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22 (including the terms of Section 22(b) below), Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.
(b)
Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project; (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (7) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (8) the proposed assignee or subtenant is an entity with whom Landlord is then-actively negotiating to lease space in the Project; or (9) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that within a reasonable period following the effective date of any Control Permitted Assignment, Tenant shall deliver notice to Landlord of such

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Control Permitted Assignment and, in connection with any sublease constituting a Control Permitted Assignment or in connection with a Control Permitted Assignment resulting in an assignment of this Lease pursuant to which Atara Biotherapeutics, Inc., a Delaware corporation, is not the resulting Tenant, the applicable assignee or sublessee subject to a Control Permitted Assignment shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable. In addition, Tenant shall have the right to assign this Lease, upon 10 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is not principally for the purpose of transferring this Lease, (ii) to the extent that the resulting tenant entity is not Tenant, the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) to the extent that the resulting tenant entity is not Tenant, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
(c)
Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)
that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)
A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)
No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Base Rent and Operating Expenses payable under this Lease with respect to the portion of the Premises subject to a sublease or with respect to the entire Premises in the event of an assignment, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound

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and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)
No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)
Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.
Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after Tenant’s receipt of a second written notice from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.
Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, rules and regulations relating to the use of any Project amenities and/or rules and regulations

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which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of Infectious Conditions. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.
Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received (subject to ordinary wear and tear), subject to any Alterations or Installations permitted by Landlord pursuant to the terms of this Lease to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any Landlord’s employees, agents and contractors (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the reasonable out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which

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cost shall not exceed $2,500. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall, after first providing notice to Tenant, have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.
Environmental Requirements.
(a)
Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without

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limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises the Building or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can reasonably demonstrate existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can reasonably demonstrate migrated from outside of the Premises into the Premises, (iii) caused by Landlord or any Landlord’s employees, agents and contractors, (iv) any contamination reflected in the Environmental Reports (as defined below), or (v) any Hazardous Materials that Tenant can reasonably demonstrate were not brought upon, kept, used, stored, handled, treated, generated in or released or disposed of from the Premises or the Project by Tenant or any Tenant Party; unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)
Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

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(c)
Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)
Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)
Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.
(f)
Storage Tanks. If storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to use or install any underground storage tanks at the Project.

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(g)
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(h)
Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
(i)
Landlord’s Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.
(j)
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(k)
Environmental Reports. Tenant acknowledges having received from Landlord the environmental documents listed on Exhibit H attached hereto (the “Environmental Reports”).
31.
Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located

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and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 5 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 5 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 5 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems affecting other tenants, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure that would have not otherwise been payable under this Lease as part of Operating Expenses (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in this Lease. Landlord shall have the right not to reimburse Tenant as provided for in the preceding sentence and instead dispute Tenant’s entitlement to reimbursement, Tenant’s right to perform such repairs and/or maintenance and/or the amount being requested by Tenant. If Landlord elects, in the exercise of its good faith reasonable discretion, to dispute any of the foregoing matters, Landlord shall notify Tenant in writing of the nature of such dispute within 30 days after receipt of Tenant’s written request for reimbursement. Landlord and Tenant shall meet and discuss the dispute and if Landlord and Tenant fail to reach a resolution of the dispute within 15 days after their meeting, the dispute shall be resolved by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association. If the arbitrator decides in favor of Tenant, then Landlord shall promptly pay the amount of any award to Tenant. If either party is determined by the arbitrator to be the prevailing party, then such party shall be entitled to have its reasonable attorneys’ fees and costs in connection with such arbitration paid by the other party. If Landlord has not paid to Tenant in full the amount of any such award plus any attorneys’ fees and costs awarded by the arbitrator within 30 days of the date of the arbitrator’s decision, and so long as Tenant is not in Default under this Lease, then Tenant shall have the right to set off against the next monthly payments of Base Rent the amount of the award.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.
Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 9 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign at the Project (during the last 12 months of the Term) stating

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the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.
33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.
Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their control (“Force Majeure”).
35.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.
Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS,

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EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infections Conditions.

37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.
39.
Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)
Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 60 months each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right (an “Exercise Notice”) at least 9 months prior (“Exercise Date”), and no earlier than 15 months prior to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in Thousand Oaks for a comparable term, with the

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determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, leasing commissions, allowances or concessions, if any.

Tenant shall exercise the Extension Right, if at all, as follows: (i) Tenant shall deliver written notice to Landlord (the “Interest Notice”) not more than 17 months nor less than 11 months prior to the expiration of the Base Term of the Lease or the expiration of the prior Extension Term, as applicable, stating that Tenant may be interested in exercising its Extension Right; (ii) Landlord shall deliver written notice (the “Option Rent Notice”) to Tenant within 30 days after Landlord’s receipt of the Interest Notice setting forth Landlord’s good faith determination of the Market Rate; and (iii) if Tenant wishes to exercise its Extension Right, Tenant shall, on or before the Exercise Date, exercise the Extension Right by delivering an Exercise Notice to Landlord. Concurrently with Tenant’s delivery of the Exercise Notice to Landlord, Tenant may object, in writing (the “Objection Notice”), to Landlord’s determination of the Market Rate set forth in the Option Rent Notice, in which event such Market Rate shall be determined by arbitration pursuant to Section 39(b) below. If Tenant does not deliver an Objection Notice pursuant to the immediately preceding sentence, Tenant shall be deemed to have accepted the Market Rate set forth in the Option Rent Notice. Tenant acknowledges and agrees that, if Tenant has delivered an Exercise Notice to Landlord pursuant to this Section 39(a), Tenant shall have no right thereafter to rescind such Exercise Notice or elect not to extend the term of this Lease for the Extension Term.

(b)
Arbitration.
(i)
Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)
The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

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(iii)
An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Los Angeles metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Los Angeles metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)
Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any assignment of this Lease constituting a Permitted Assignment.
(d)
Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)
during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)
No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(f)
Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
40.
Asbestos.
(a)
Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit G.
(b)
Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 40 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

/s/ PT
Tenant’s Initials

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(c)
Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit G prior to the commencement of such activities. Nothing in this Section 40 shall be deemed to expand Tenant’s rights under this Lease or otherwise to conduct, authorize or permit any such activities.
(i)
Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);
(ii)
Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or
(iii)
Repair and maintenance of operations that are likely to disturb ACMs or PACMs.
41.
Miscellaneous.
(a)
Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)
Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)
Financial Information. Tenant shall furnish to Landlord with true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent audited annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request from time to time (but not more than once per calendar year), corporate brochures and/or profiles prepared by Tenant for prospective investors, and (iii) upon Landlord’s written request from time to time (but not more than once per calendar year), any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 41(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 41(c) shall not apply.
(d)
Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(e)
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context

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otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)
Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)
Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

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(n)
Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)
EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.
(p)
California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal

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Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord. Landlord and Tenant expressly acknowledge and agree that the foregoing provisions of this Section 41(p) shall apply only in the event that Tenant elects to obtain a CASp inspection. In the event that Tenant does not elect to obtain a CASp inspection, the terms and provisions of this Section 41(p) regarding the allocation of costs for Alterations and improvements shall not be applicable.
(q)
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ATARA BIOTHERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Pascal Touchon

Its:	CEO

□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-LA REGION NO. 2, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Mark Hikin

Its:	VP Real Estate Legal Affairs

1280 Rancho Conejo /Atara - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

1280 Rancho Conejo /Atara - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

A CONDOMINIUM COMPRISED OF:

PARCEL 1:

UNIT 1 AND UNIT 2 OF UNIT MAP NO. 3971, A CONDOMINIUM AS CREATED BY THAT CERTAIN SECOND AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF UNIT MAP NO. 3971 RECORDED SEPTEMBER 6, 2019 AS INSTRUMENT NO. 20190906-00104990-0 OF OFFICIAL RECORDS, TOGETHER WITH EASEMENT RIGHTS AND THEIR RESPECTIVE UNDIVIDED PERCENTAGE INTEREST IN THE COMMON ELEMENTS, AS DEFINED AND DELINATED IN SAID CONDOMINIUM DECLARATION,

EXCEPT ALL OIL, GAS, AND HYDROCARBON SUBSTANCES IN, UNDER AND UPON SAID PROPERTY, WITHOUT RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OF LAND THEREFOR AND WITHOUT THE RIGHT TO ENTER OR ENCROACH UPON ANY PORTION OF SAID LYING WITHIN 500 FEET OF THE SURFACE, AS RESERVED BY REPUBLIC FASTENER MFG, CORP., A CALIFORNIA CORPORATION, RECORDED SEPTEMBER 26, 2007 AS INSTRUMENT NO. 20070926-0018450-0 OF OFFICIAL RECORDS.

PARCEL 2:

ACCESS AND PARKING EASEMENTS FOR THE BENEFIT OF UNIT 1 AND UNIT 2, AS SET FORTH IN SECOND AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF UNIT MAP NO. 3971, RECORDED SEPTEMBER 6, 2019 AS INSTRUMENT NO, 20190906-00104756-0 OF OFFICIAL RECORDS.

For conveyancing purposes only:

APN 667-0-160-055 (Affects Unit 1)

667-0-160-045 (Affects Unit 2)

Work Letter – Tenant Build	1280 Rancho Conejo /Atara - Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated March 17, 2021 (this “Work Letter”) is made and entered into by and between ARE-LA REGION NO. 2, LLC, a Delaware limited liability company (“Landlord”), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated March 17, 2021 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.
General Requirements.
(a)
Tenant’s Authorized Representative. Tenant designates Keith Kato (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
(b)
Landlord’s Authorized Representative. Landlord designates Andy Reinach and Peter Moglia (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
(c)
Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) DPR shall be the general contractor for the Landlord’s Work, (ii) DGA shall be the architect (the “TI Architect”) for Landlord’s Work, and (iii) any subcontractors for Landlord’s Work shall be selected by Landlord.
2.
Tenant Improvements and Warm Shell Improvements.
(a)
Tenant Improvements and Warm Shell Improvements Defined. As used herein, (i) “Tenant Improvements” shall mean all improvements to Suite 1 and Suites 2-4, respectively, of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below, and (ii) “Warm Shell Improvements” shall mean the modified warm shell improvements to Suite 5 as shown identified on the Warm Shell Improvements responsibility matrix attached to this Work Letter as Schedule 3 (the “Warm Shell Responsibility Matrix”) as being “Installed and Paid for by Landlord.” For the avoidance of doubt, Tenant shall be responsible, at Tenant’s cost, for those items identified on the Warm Shell Responsibility Matrix as being “Paid for By Tenant.” Other than Landlord’s Work (as defined in Section 3(a) below), Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. Tenant acknowledges and agrees that the Tenant Improvements in Suite 1 and Suites 2-4 and the Warm Shell Improvements in Suite 5 shall be constructed in separate phases.

Work Letter – Tenant Build	1280 Rancho Conejo /Atara - Page 2

(b)
Tenant’s Space Plans. Landlord and Tenant acknowledge and agree that the plan prepared by the TI Architect attached hereto as Schedule 1 (the “Space Plans”), the Tenant Improvements Responsibility Matrix attached hereto as Schedule 2 (the “TI Responsibility Matrix”) and the Warm Shell Responsibility Matrix have been approved by both Landlord and Tenant. Landlord shall be responsible, at Landlord’s cost, for those items designated in the TI Responsibility Matrix as being “Installed and Paid for by Landlord,” and Tenant shall be responsible, at Tenant’s cost, for those items designated in the TI Responsibility Matrix and being “Paid For by Tenant.” Landlord and Tenant further acknowledge and agree that any changes to the Space Plans, the TI Responsibility Matrix or the Warm Shell Responsibility Matrix constitute a Change Request the cost of which changes shall be paid for by Tenant. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building (or Landlord’s plans for the Building) as a result of Tenant’s requested changes.
(c)
Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plans without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).
(d)
Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved for submission by the date set forth on the construction schedule attached hereto as Schedule 4, in order for the Tenant Improvements in Suite 1 to be Substantially Complete by the Target Commencement Date (as defined in the Lease) and the Suites 2-4 Tenant Improvements to be Substantially Complete by the Suites 2-4 Target Commencement Date. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable by Tenant, and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
3.
Performance of Landlord’s Work.
(a)
Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements and the Warm Shell Improvements. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible for paying (or reimbursing Tenant) up to $25,000 for remediation or abatement of ACM (asbestos containing materials) in the roofing materials above Suite 5 of the Premises and, only with respect to such remediation or abatement of ACM above Suite 5, any costs in excess of $25,000 shall be borne by Tenant.

Work Letter – Tenant Build	1280 Rancho Conejo /Atara - Page 3

Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein.

(b)
Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable by Landlord. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of the Tenant Improvements or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing the Tenant Improvements, or (iii) will materially delay the construction of the Tenant Improvements, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.
(c)
Completion of the Tenant Improvements and Warm Shell Improvements. Landlord shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of Suite 1 and Suites 2-4 (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements with respect to Suite 1 and Suites 2-4, respectively, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

Landlord shall cause the Warm Shell Improvements in Suite 5 to be constructed, at Landlord’s cost (except for any Changes which Landlord agrees to make with respect to the Warm Shell Improvements at Tenant’s request), in accordance with applicable Legal Requirements. Landlord shall use reasonable efforts to substantially complete the Warm Shell Improvements by the Target Commencement Date (as such date may be delayed for Force Majeure and delays caused by Tenant), except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list” (which Landlord shall use commercially reasonable efforts to cause to be completed within a reasonable period after the substantial completion of the Warm Shell Improvements has occurred). Tenant shall be deemed to have caused a delay with respect to the substantial completion of the Warm Shell Improvements to the extent that any material disruption to or interference with the Warm Shell Improvements caused by Tenant’s employees, agents, contractors or Tenant’s Representatives that is not cured within one (1) business day after Tenant’s receipt of written notice thereof from Landlord.

(d)
Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s reasonable discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion.

Work Letter – Tenant Build	1280 Rancho Conejo /Atara - Page 4

(e)
Delivery of the Premises. When Landlord’s Work in Suite 1 and Suites 2-4, respectively, is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept such applicable portion of the Premises. Tenant’s taking possession and acceptance of Suite 1 and Suites 2-4, respectively, shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of the Tenant Improvements with applicable Legal Requirements, or (iii) any claim that the Tenant Improvements were not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. If the contractor fails to remedy such Construction Defect within a reasonable time, Landlord shall, at no cost to Tenant, use its reasonable efforts to remedy the Construction Defect within a reasonable period.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises as part of the Tenant Improvements. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f)
Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Suite 1 and Suites 2-4, respectively, shall occur when the Tenant Improvements in the applicable portion of the Premises has been Substantially Completed, except to the extent that completion of such Tenant Improvements shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):
(i)
Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;
(ii)
Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;
(iii)
Construction of any Change Requests;
(iv)
Tenant’s request for materials, finishes or installations requiring unusually long lead times;
(v)
Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;
(vi)
Tenant’s delay in providing information critical to the normal progression of the Tenant Improvements. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;
(vii)
Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(b) below); or
(viii)
Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

Work Letter – Tenant Build	1280 Rancho Conejo /Atara - Page 5

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4.
Changes. Any changes requested by Tenant to the Tenant Improvements shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.
(a)
Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid by Tenant or, if elected by Tenant, from the Allowance, to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which the Tenant Improvements will be Substantially Complete. Any such delay in the completion of the Tenant Improvements caused by a Change, including any suspension of the Tenant Improvements while any such Change is being evaluated and/or designed, shall be Tenant Delay.

Tenant acknowledge that, prior to the date hereof, Tenant has requested certain modifications with respect to Landlord’s Work as more particularly reflected on Schedule 5 attached hereto. Landlord shall perform such modifications as part Landlord’s Work and the cost of the same shall constitute Excess TI Costs.

(b)
Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of the Tenant Improvements, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.
5.
Costs.
(a)
TI Costs. Landlord shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Construction Drawings and the Space Plans (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay for any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(b)
Excess TI Costs. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have no responsibility for any costs arising from or related to the purchase or installation of the UPS System in Suite 5, Tenant’s changes to the Space Plans or TI Construction Drawings, Tenant Delays, the cost of Changes and Change Requests (collectively, “Excess TI Costs”). To the extent that there are Excess TI Costs, Tenant shall be responsible for paying for all such Excess TI Costs and shall, to the extent that the Allowance is not applied toward such Excess TI Costs, deposit with Landlord within 10 days after Landlord’s written request therefor, as a condition precedent to

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Landlord’s obligation to complete the Tenant Improvements, 100% of the Excess TI Costs. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.
(c)
Allowance. Landlord shall provide to Tenant an “Allowance” in the maximum amount of $40.00 per rentable square foot of the Premises which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease. The Allowance may be used, at Tenant’s election, for the payment of Excess TI Costs.
6.
Tenant Access.
(a)
Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, (i) to Suite 1 for a period of 30 days prior to the Suite 1 Commencement Date and to Suites 2-4 for a period of 30 days prior to the Suites 2-4 Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than the Tenant Improvements, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of the Tenant Improvements, to inspect and observe work in process. In addition, Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to Suite 5 for a period of 30 days prior to the Suite 5 Commencement Date to perform any Tenant’s Work required by Tenant in Suite 5 other than the Warm Shell Improvements, provided that such Tenant’s Work in Suite 5 is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All access by Tenant permitted under this Section 6(a) shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.
(b)
No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.
(c)
No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

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7.
Miscellaneous.
(a)
Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.
(b)
Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)
No Default Funding. In no event shall Landlord have any obligation perform any Landlord’s Work or fund any portion of the Allowance during any period that Tenant is in default under the Lease (beyond any applicable notice and cure periods).

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Schedule 1

Space Plans

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Schedule 2

TI Responsibility Matrix

DESCRIPTION	ALLOCATION
Note: Reference attached diagram showing highlighted landlord scope areas.	Installed and Paid for by Landlord	Paid For by Tenant
PERMITS & FEES
Building Site, Core & Shell and spec suite 1 thru 4 TI Permit & Fees	X
All Tenant-related operation and bulk gas Permit & Fees		X
SITEWORK
Sidewalks, curbs, landscaping and asphalt parking, including all ADA & Fire lane requirements	X
Equipment yards, including all curbs, pads, and drainage for base building systems	X
Patio and/or equipment yards, including all curbs, pads, and drainage for Tenant equipment and Premises		X
Building monument sign (existing)	X
Tele/Data conduits to main point of entry (MPOE) for local exchange carrier	X
Domestic sanitary sewer to the building with connection to street lateral, sized by landlord for typical lab/office building	X
Building Lab waste main stubbed into suite, connected to sanitary sewer at a single sample port	X
Exterior hazardous material storage shed(s) and associated NFPA signage (set at Landlord approved location)		X
Main site storm drain utilities	X
SCE 2,000 amp primary electrical service to U/G pull section & meter main	X
Gas service to meter & pressure regulator, sized by landlord for typical lab/office building	X
Domestic water service with connection at the street lateral, sized by landlord for typical lab/office building	X
Fire Water service to hydrants and building riser with connection at the street lateral	X
Trash Enclosure and Concrete or Asphalt Pad with gate	X
At-grade loading area on south side of building	X
Recessed loading dock and existing roll-up door on west end of suite 5	X
Service yard on south side of building to house base building systems	X
Site FF&E		X
Irrigation water & distribution lines and existing water feed to landscaping	X

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Domestic water bibs on site as deemed necessary by LL for maintenance and convenience	X
LANDSCAPING
Site softscape including landscaping and irrigation service to include location, species and sizes of trees, shrubs and groundcovers	X
Site hardscape including walkways, driveways, curbing, patio (east half) and exterior lighting.	X
STRUCTURE
Concrete pads for base building equipment	X
Concrete pads in and on the structure for base building equipment such as air handlers, exhaust fans, VFD's, etc. in support of suite 1 thru 4	X
Miscellaneous metal items and/or concrete pads for base building equipment in support of suites 1 thru 4	X
Supplemental support for ductwork, piping, equipment, fixtures, etc. hung from floor structure or roof structure required at Tenant Premises for suites 1 thru 4	X
Roof Hatch & Access Ladder	X
ROOFING
Class ‘A’ roofing system and insulation	X
Roof penetrations for base building equipment & systems in support of suites 1 thru 4, using based building roofing subcontractor to protect warranty.	X
Roof screening for base building rooftop equipment, per City Standards, if required	X
Roof screening for Tenant rooftop equipment, per City Standards, if required		X
EXTERIOR
Water-tight base building exterior skin & roof	X
Base building entrances	X
COMMON AREAS
Common corridors and finishes in the corridors	X
Code required bicycle storage	X
Centrally located common restrooms and shower facilities	X
Building common at-grade shipping/receiving	X
Walls in Base Building utility rooms shall have final paint, sealed concrete floors, or other equivalent finish (to be defined by LL)	X
Code required signage for all base building rooms (MPOE, Main Electrical Room, electrical room)	X
Janitor’s closets in core areas	X
Main Electrical and MPOE rooms	X
Transformer Room in core areas for building-wide distribution	X
WINDOW TREATMENT
Window Treatments at perimeter windows for all suites and common areas	X
TENANT AREAS

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Drywall at inside face of exterior walls at suites 1 thru 4	X
Finishes at inside face of exterior walls at suites 1 thru 4	X
Perimeter soffits at exterior walls at suites 1 thru 4	X
Finishes at inside face at Tenant side of core partitions at suites 1 thru 4	X
Tenant Tele/data/IDF rooms to support suites 1 thru 4, total 2	X
Tenant break or kitchen areas to support suites 1 thru 4	X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout at suites 1 thru 4	X
Wire shelving & chemical racking systems		X
All casework in tenant areas at suites 1 thru 4	X
Laboratory Equipment: autoclave, glasswasher, and ice maker	X
Chemical Fume Hoods, walk-in fume hood, lab casework at suites 1 thru 4	X
Fixtures, Furniture, Equipment (FF&E)		X
Dishwashers, garbage disposals, and other items that will remain with the property	X
Audio Visual Equipment, low-voltage cabling, and associated supports		X
All interior code required signage for Tenant Premises at suites 1 thru 4	X
All wayfinding signage and tenant specific signage within tenant suite, for branding purposes		X
FIRE PROTECTION
Existing fire service entrance including fire department connection, alarm valve, and flow protection	X
Common area distribution piping and sprinkler heads	X
Code-compliant fire protection system throughout building for Shell building	X
Modification of sprinkler branch and main piping and head locations to suit Tenant layout & traditional hazard index for a light hazard lab building for suites 1 thru 4	X
Specialized extinguishing systems		X
Pre-Action dry-pipe systems (if required)		X
Fire extinguishers and cabinets required for C&S and suites 1 thru 4	X
PLUMBING
Domestic water generation and distribution for building	X
Domestic water distribution within Tenant Premises - suites 1 thru 4	X
Domestic hot water generation and distribution for Tenant use at suites 1 thru 4	X
Base building restroom plumbing fixtures compliant with accessibility requirements	X
Restroom plumbing fixtures compliant with accessibility requirements for Tenant premises	X
Industrial water for building use	X
Industrial water distribution within Tenant Premises, including reduced pressure backflow preventers at suites 1 thru 4	X

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Industrial hot water generation for Tenant use at suites 1 thru 4	X
Roof storm drainage system	X
Sanitary waste and vent service for core areas	X
Sanitary waste and vent distribution serving Tenant premises at suites 1 thru 4	X
Lab waste and vent pipe distribution serving Tenant premises at suites 1 thru 4	X
Specialty gas manifolds, cylinders, bulk tanks, etc.		X
Specialty gas piping distribution from manifold to points of use		X
House compressed air, lab vacuum, and RO/DI distribution serving Tenant premises and Tenant points of use at suites 1 thru 4	X
NATURAL GAS
Natural gas service for electric power generating equipment supporting Tenant equipment		X
Natural gas service to Base Building boilers	X
Natural gas pipe distribution to/in tenant program areas		X
HEATING, VENTILATION, AIR CONDITIONING
Air handling and exhaust equipment, duct distribution, VAV terminals, equipment connections, insulation, dampers, hangers, etc.., serving suites 1 thru 4 - designed for 10 AC/HR	X
Supply, exhaust and transfer air distribution for common restrooms	X
Electric room ventilation system for main building electrical closets	X
Base expandable Building Management System (BMS) for Base Building Infrastructure & suite 1 thru 4 HVAC equipment	X
Environmental Management System (EMS) for Tenant use		X
Additional/dedicated cooling for Tenant requirements		X
ELECTRICAL
Floor-mounted/stationary Uninterruptable Power System (UPS) to remain with property		X
Small/mobile/point-of-use Uninterruptable Power Supply (UPS)		X
Electrical utility service to main meter section and house panel in main electrical room	X
2,000 amp building service equating to 29 Watts/SF across the entire building	X
Standby power generator capacity for life safety and core related loads, including pad, sized for typical lab/office building at 400kW	X
Automatic transfer switch for life safety loads on generator for base building loads	X
Standby power generator capacity and Automatic transfer switch including associated pads for building emergency power needs allocated at 4 Watts/SF across the program area	X
Distribution of standby power within Tenant Premises for Tenant loads, suites 1 thru 4	X
Primary 480V transformer and metered distribution panel for Tenant suites	X

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Sub panels and distribution for Tenant premises at suites 1 thru 4	X
Main building lighting panel	X
Lighting and power distribution for site lighting	X
Lighting and power distribution for core areas	X
Tenant lighting panel with meter assembly and distribution to support Tenant Premises at suites 1 thru 4	X
Shell area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage at suites 1 thru 4	X
FIRE ALARM
Base expandable fire alarm system	X
Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system at suites 1 thru 4	X
TELEPHONE/DATA
Underground local service provider conduit to MPOE room for copper and fiber optic service	X
Tenant tel/data rooms - suites 1 thru 4 - 2 total	X
Pathways from MPOE room directly into Tenant tele/data rooms	X
Tel/Data cabling from MPOE room to Tenant tele/data room		X
Fiber optic service for Tenant use (from MPOE)		X
Tel/Data cabling from Tenant tele/data room to individual points of use in Tenant Premises. Includes patch panels as required at suites 1 thru 4		X
Tel/data equipment, including servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers.		X
Audio visual systems		X
SECURITY
Card access and video camera coverage at Building exterior and interior (to be selected by landlord) with the exception of the main electrical room	X
Glass break and alarm systems	X

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Schedule 3

Warm Shell Responsibility Matrix

DESCRIPTION	ALLOCATION
Note: Reference attached diagram showing highlighted landlord scope areas.	Installed and Paid for by Landlord	Paid for by Tenant
PERMITS & FEES
Building site, core & shell, and tenant improvement Permit & Fees	X
All Tenant-related project and operational and bulk gas Permits & Fees (including warehouse racking permits)		X
SITEWORK
Sidewalks, curbs, landscaping and asphalt parking, including patios and all ADA & Fire lane requirements	X
Tele/Data conduits to main point of entry (MPOE) for local exchange carrier	X
Domestic sanitary sewer to the building with connection to street lateral, sized by landlord for typical lab/office building	X
Building Lab waste main stubbed into suite, connected to sanitary sewer at a single sample port	X
Exterior hazardous material storage shed(s) and associated NFPA signage (set at Landlord approved location)		X
Main site storm drain utilities	X
SCE existing primary electrical service to U/G pull section & meter main.	X
Existing gas service to meter & pressure regulator, sized by landlord for typical lab/office building	X
Domestic water service with connection at the street lateral, sized by landlord for typical lab/office building	X
Fire Water service to hydrants and building riser with connection at the street lateral	X
Trash Enclosure and Concrete or Asphalt Pad with gate	X
Depressed loading area on south side of building with new dock leveler (far west end of Suite 5)	X

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Service yard on south side of building to house landlord-provided process equipment	X
Irrigation water & distribution lines and existing water feed to landscaping	X
Domestic water bibs on roof & site as deemed necessary by LL for maintenance and convenience	X
Site FF&E		X
LANDSCAPING
Site softscape including landscaping and irrigation service to include location, species and sizes of trees, shrubs and groundcovers.	X
Site hardscape including walkways, driveways, curbing, patios, and exterior lighting.	X
STRUCTURE
Concrete pads for base building equipment	X
Concrete pads in and on the structure for base building equipment such as air handlers, exhaust fans, VFD's, etc.	X
Shaft openings for base building utility risers.	X
Miscellaneous metal items and/or concrete pads for base building equipment.	X
Supplemental support for ductwork, piping, equipment, fixtures, etc. hung from floor structure or roof structure required at Tenant Premises	X
Roof Hatch & Access Ladder	X
ROOFING
Class ‘A’ roofing system and insulation	X
Roof penetrations for base building equipment & systems, using based building roofing subcontractor to protect warranty	X
Roofing penetrations for mechanical and plumbing equipment	X
EXTERIOR
Water-tight base building exterior skin & roof	X

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Base building entrances, including receiving door at common loading area	X
COMMON AREAS
Building common at-grade shipping/receiving area adjacent to patio	X
Walls in Base Building utility rooms shall have final paint, sealed concrete floors, or other equivalent finish (to be defined by LL)	X
Code required signage for all base building rooms (MPOE, Main Electrical Room, electrical room)	X
Glasswash room containing glasswasher, ice maker, and autoclave	X
Janitor’s closets in core areas	X
Main Electrical and MPOE rooms	X
Electrical/Transformer room in common areas for tenant suites & base building systems	X
WINDOW TREATMENT
Window Treatments at perimeter windows		X
TENANT AREAS
Drywall at inside face of exterior walls, inclusive of framing/furring, drywall and insulation, including insulation to meet Title 24		X
Finishes at inside face of exterior walls, as required		X
Perimeter soffits at exterior walls if required		X
Finishes at inside face at Tenant side of core partitions		X
Tenant Tele/data/IDF rooms (total of 2)		X
Tenant break or kitchen areas		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, and millwork buildout		X
Wire shelving, conventional and chemical racking systems, flammable or hazardous materials storage cabinets		X

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Dedicated warehouse, packing, packaging, storage, and other type of specialty equipment		X
Fixtures, Furniture, Equipment (FF&E)		X
Dishwashers, garbage disposals, and other items that will remain with the property		X
All interior code required signage for Tenant Premises, in support of building signoff	X
All hazardous materials signage, wayfinding signage and tenant specific signage within tenant suite for branding purposes		X
FIRE PROTECTION
Existing fire service entrance including fire department connection, alarm valve, and flow protection.	X
Modification of sprinkler branch and main piping and head locations to suit Tenant layout & traditional hazard index for a light hazard lab building		X
Sprinkler system capacity and modifications required for pallet racking system		X
Specialized extinguishing systems		X
Pre-Action dry-pipe systems (if required)		X
Fire extinguishers and cabinets for Suite 5, per Code		X
PLUMBING
Domestic water generation and distribution for Common Areas & stubbed into Tenant suite	X
Domestic water distribution within Tenant Premises		X
Domestic hot water generation for Tenant use	X
Base building restroom plumbing fixtures compliant with accessibility requirements	X
Industrial water stubbed into Tenant suite	X
Roof storm drainage system	X
Sanitary waste and vent service for core areas & the waste line stubbed into Tenant suite	X

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Sanitary waste and vent distribution serving Tenant premises		X
Lab waste main trunk line stubbed into Tenant suite	X
Specialty gas manifolds, cylinders, etc.		X
Specialty gas distribution from manifold to point of use		X
House compressed air, lab vacuum, and RO/DI equipment with distribution stubbed into Tenant suite	X
NATURAL GAS
Natural gas service for electric power generating equipment	X
Natural gas service to Base Building boilers	X
HEATING, VENTILATION, AIR CONDITIONING
Dedicated air handling unit serving Tenant space providing an average of 10 AC/HR	X
Rooftop exhaust fan supporting Tenant space providing an average of 10 AC/HR	X
Main vertical supply air duct stubbed into tenant premises	X
Supply air duct distribution, VAV terminals, fan coils, equipment connections, insulation, dampers, hangers, etc. within Tenant Premises		X
Main exhaust air duct vertical distribution, stubbed into tenant premises	X
Exhaust air duct distribution, VAV terminals, equipment connections, insulation, dampers, hangers, etc. within Tenant Premises		X
Outside air duct distribution, VAV terminals, equipment connections, dampers, hangers, etc. within Tenant Premises		X
Supply, exhaust and transfer air distribution for common restrooms	X
Electric room ventilation system for main building electrical closets	X
Electric room ventilation system for electrical closets within Tenant Premises		X
Base expandable Building Management System (BMS) for Base Building Infrastructure (warm-up mechanical equipment controls)	X

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Building Management System (BMS) for Tenant mechanical systems with integration into Base BMS system		X
Supplemental or dedicated cooling for Tenant requirements		X
ELECTRICAL
Floor-mounted/stationary Uninterruptable Power System (UPS)		X
Small/mobile/point-of-use Uninterruptable Power Supply (UPS)		X
Electrical utility service to main meter section and house panel in main electrical room	X
Base building electrical service	X
Standby power generator capacity for life safety and core related loads, including pad, sized for typical lab/office building	X
Automatic transfer switch for life safety loads on generator for base building loads	X
Standby power generator capacity and Automatic transfer switch including associated pads for building emergency power needs allocated at 4 Watts/SF across Tenant program area	X
Distribution of standby power within Tenant Premises for Tenant loads		X
Primary 480V transformer and distribution panel for Tenant suite	X
Main Tenant panels and transformer	X
Sub panels and distribution for Tenant premises		X
Main building lighting panel	X
Lighting and power distribution for site lighting	X
Lighting and power distribution for core areas	X
Tenant lighting panel and distribution for Tenant Premises		X
Shell area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X

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FIRE ALARM
Base expandable fire alarm system	X
Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises		X
TELEPHONE/DATA
Underground local service provider conduit to MPOE room for copper and fiber optic service	X
Tenant tel/data rooms, including one 2-post rack		X
Pathways from MPOE room directly into Tenant tele/data rooms	X
Tel/Data cabling from MPOE room to Tenant tele/data room		X
Fiber optic service for Tenant use (from MPOE)		X
Tel/Data cabling from Tenant tele/data room to individual points of use in Tenant Premises. Includes patch panels as required		X
Tel/data equipment, including servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems		X
SECURITY
Card access and video camera coverage at Building exterior and interior (to be selected by landlord) with the exception of the main electrical room	X
Supplemental card access and surveillance cameras for Tenant suite		X
Glass break and alarm systems	X

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Schedule 4

Construction Schedule

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Schedule 5

Modifications

1280 Rancho Conejo /Atara - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-LA REGION NO. 2, LLC, a Delaware limited liability company (“Landlord”), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated ______________, _____ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, the Suite 1 Commencement Date is ______________, _____, the Suite 1 Rent Commencement Date is ______________, _____, the Suites 2-4 Commencement Date is ______________, _____, the Suites 2-4 Rent Commencement Date is ______________, _____, the Suite 5 Commencement Date is ______________, _____, the Suite 5 Rent Commencement Date is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

ATARA BIOTHERAPEUTICS, INC., a Delaware corporation

By:
Its:

LANDLORD:
ARE-LA REGION NO. 2, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner
By:
Its:

Rules and Regulations	1280 Rancho Conejo /Atara - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.
The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
2.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.
Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
4.
Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
5.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
6.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved under the Work Letter or Section 12 of the Lease. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
7.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
8.
Tenant shall maintain the Premises free from rodents, insects and other pests.
9.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
10.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
11.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
12.
Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
13.
All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

Rules and Regulations	1280 Rancho Conejo /Atara - Page 2

14.
No auction, public or private, will be permitted on the Premises or the Project.
15.
No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
16.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
17.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
18.
Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
19.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
20.
Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.
21.
Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project that could identify the Project or the name of the Project, or that identify Landlord or any other tenants or any affiliates of Landlord or any other tenants without Landlord’s prior consent. The foregoing is not meant to prohibit individual employees from taking and disseminating photos of themselves or other people within the Premises or at the Project so long as neither the Building nor any proprietary information, equipment or improvements of Landlord are included within such photos.

1280 Rancho Conejo /Atara - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

To the extent the following items are solely paid for by Tenant:

•
CO2 Tank and vaporizer
•
Lab equipment such as BSCs, incubators, and cell counters, freezers, gas cylinders/dewars, chairs
•
IT equipment such as servers and networking gear (computers, AV systems, security systems)
•
Warehouse equipment such as racks and hazardous materials storage cabinets
•
Office furniture, fixtures and chairs (excluding built-in units)
•
Pilot plant equipment (BSCs, incubators, etc.)
•
Laboratory supplies
•
Breakroom amenities not provided by ARE (refrigerators, microwaves, etc.)

1280 Rancho Conejo /Atara - Page 1

EXHIBIT G TO LEASE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 1280 Rancho Conejo Blvd., Thousand Oaks, CA (“Building”) in accordance with California Code of Regulations, title 8, section 1529 and Section 25915 et. seq. of the California Health and Safety Code.

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

According to a historical environmental site assessment report, an asbestos survey of the 1280 Building conducted in 2006 identified approximately 400-square feet of gray and black patching mastic on the roof was identified as ACM. Based on the available information and the date of construction for the Building, as well as the absence of an asbestos abatement report, it is likely that ACMs are present in some building materials at the site.

Because ACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at the Landlord’s office at 26 North Euclid Avenue, Pasadena, CA 91101.

1280 Rancho Conejo /Atara - Page 1

EXHIBIT H TO LEASE

ENVIRONMENTAL REPORTS

Phase 1 Environmental Site Assessment prepared by Ramboll US Corporation dated August 2019. Limited Bulk Sampling for Asbestos Report prepared by American Environmental Group, Inc. dated June 17, 2020.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of August 11, 2025, by and between JackieO, LLC, a Wyoming limited liability company ("Landlord" or “JackieO”) and Atara Biotherapeutics, Inc., a Delaware corporation (“Tenant”). The effectiveness of this Amendment is contingent upon the legal transfer of ownership of the Building from current owner and landlord, ARE-LA Region No. 2, LLC, a Delaware limited liability company (“ARE”) to JackieO, currently expected to close escrow on November 13, 2025.

WHEREAS, on or about March 17, 2021 a written lease was entered into by and between ARE and Tenant relating to certain real property and improvements located at 1280 Rancho Conejo Boulevard, Thousand Oaks, California 91320 (“Lease”), and identified with the Lease as the "Premises", and

WHEREAS, the Lease term for the Premises was for 125 months, and included 4 Suites and a warehouse space known as Suite 5, together with the use of certain common areas within and without the building, including but not limited to interior hallways, glass wash room, transformer room, facility storage room, receiving area, mechanical yard, janitor’s room, lactation room, and an outdoor break area (collectively “Common Areas”), and

WHEREAS, Tenant has recently expressed a desire to Landlord to reduce the size of the Premises, and

WHEREAS, the Landlord and Tenant now desire to amend said Lease to address this request by Tenant, and to address certain Landlord considerations, and

WHEREAS, ARE and Tenant have not previously amended said Lease,

NOW, THEREFORE, for good and valuable consideration well known to Landlord and Tenant, the receipt and suﬃciency of which is hereby acknowledged, the parties mutually agree to make the following additions and modiﬁcations to the Lease:

1.
The description of the Premises is modified as follows: Suites 1 and 2(A.1), and 800-1000 USF storage (A.2) (“Storage Space”), as reflected on the diagram attached hereto as Exhibit “A”, and incorporated herein. Tenant shall vacate Suites 3, 4 and 5, and the newly designated Common Areas within the Building marked C.1, C.2, C.3, C.4, MY1, and MY2 (collectively, the “Returned Premises”) and surrender possession thereof to Landlord in broom clean condition with all Removable Installations and Tenant’s Property removed on or before 11am on November 13, 2025 (“Returned Premises Termination Date”). Notwithstanding anything contained in the Lease to the contrary, and subject to the foregoing sentence, Landlord shall accept the Returned Premises in its “AS-IS” and “WHERE-IS” condition as of the Returned Premises Surrender Date irrespective of any requirements set forth in the Lease and agrees that Landlord shall have no claims whatsoever against Tenant with respect to the Returned Premises, with the exception of anything that Tenant conceals and does not disclose to Landlord, which are expressly reserved and not released. The parties agree that this Amendment fully and finally releases and forever resolves the matters released herein as it relates to the Returned Premises, and the parties, individually and collectively, hereby waive all benefits under Section 1542 of the California Civil Code, as well as under any other statutes or common law principles of similar effect. The parties acknowledge having read and understood Section 1542, which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

2.
Common Areas within the Building over which Tenant shall have non-exclusive use with Landlord

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and other tenants shall include the areas marked C.1, C.2, C.3, C.4, MY 1, and MY 2 on the diagram attached hereto as Exhibit “A”.
3.
Base Rent is modified as follows: As of November 13, 2025, Base Rent for the area marked A.1 (Suites 1 and 2) shall continue to be $4.64 per rental square foot and Base Rent for the area marked A.2 (Storage Space) shall readjust to $3.06 per rentable square foot, up until the next anniversary Rent Commencement Date of January 29, 2026, and then, subject to adjustment pursuant to the modified version of Section 4 set forth within this Amendment (See Paragraph 10 below). Notwithstanding anything to the contrary in the Lease or this Amendment, the Rent Commencement Date for Tenant to begin paying Rent as to the Storage Space (A.2) shall begin on the date of Substantial Completion (as defined below), and delivery by Landlord, of the Storage Space to Tenant.
4.
A substantially completed space is one that is complete in a good and workmanlike manner, except for normal punchlist work items of a non-material nature that do not interfere with the use of the Storage Space, and otherwise has been approved for occupancy by the governing governmental agency (“Substantial Completion”).
5.
Rentable Area of Premises is modified as follows: 12,750 RSF (A.1 – 11,748 RSF and A.2 – 1001 RSF1)
6.
Rentable Area of the Building is modified as follows: 36,034 RSF
7.
Tenant’s Share of Operating Expenses of Building is modified as follows: 35.4% effective November 13, 2025
8.
Tenant and Landlord acknowledge that Paragraphs 5, 6, and 7 above will be updated upon Substantial Completion of the Storage Space to reflect the actual rentable square feet of the Premises.
9.
Landlord Address is modified to:
•
For Rent Payment to Landlord:

AP@20Bloc.com

Copy to:

Hubert Ho, Manager

JackieO LLC

365 E. Avenida De Los Arboles, #1010

Thousand Oaks, California 91360

•
For Notice to Landlord:

Hubert Ho, Manager

JackieO LLC

365 E. Avenida De Los Arboles, #1010

Thousand Oaks, California 91360

E-mail: hho@20bloc.com

10.
Section 4(a) of the Lease is modified as follows: Deleting Section 4(a) of the Lease in its entirety and replacing it with the following: “Base Rent shall be adjusted upwards 3% annually on the anniversary of the Rent Commencement Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.”
11.
Section 4(b) of the Lease is modified as follows: All Allowances provided for under Section 4(b) of

1 Subject to confirmation and adjustment following completion of the construction work.

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the Lease and the Work Letter (Exhibit “C” to the Lease) have been fully satisfied by ARE and this Section is of no further force and affect. Furthermore, this shall confirm that all Tenant Improvements identified within the Work Letter (Exhibit “C” to the Lease) have been completed.
12.
Section 5 of the Lease is modified as follows: Deleting only the first full paragraph of Section 5 in its entirety and replacing it with the following: Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but no more than twice in any calendar year). Commencing on November 13, 2025, and continuing thereafter on the first day of each month during the Term, Tenant shall pay to Landlord 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
13.
Section 10 regarding parking is modified to reduce the number of unreserved parking spaces for Tenant from 131 to 47 based upon the same formula set forth within Section 10, due to the reduction in rented space identified within this Amendment.
14.
Tenant is advised that it is Landlord’s current intent to submeter the electrical utility, (in accordance with Section 11 of the Lease), and to perform other capital improvements related to its taking back and reletting of those areas of the Building denoted as B.1, B.2, B.3 and B.4, at Landlord’s expense.
15.
Landlord’s Obligation to provide, repair and maintain as set forth with Sections 11 and 13 of the Lease shall include, in addition to those things already referenced within section 11 and 13 of the Lease, the following, which shall also be treated as Operating Expenses:
•
CO2 System
•
UPS maintenance and charge back costs
•
Vacuum lines/pressure lines
•
Security Cameras (externally and in Common Areas only)
•
Pest control
•
Building BMS
•
Annual building fire suppression system testing and maintenance
•
Water filtration system for the building
•
Boilers
•
Autoclave
•
Maintenance of the IT requirements (internet) located in the MPOE room. 20Bloc will control the MPOE room and that is where the main internet comes into the building from the street.
•
Local, state, and federal permitting requirements for equipment located in the shared spaces and equipment yard (hazmat, APCD, OSHA pressure vessel certification, fire marshal, etc.).
16.
Subject to Section 11 with respect to Common Areas, Landlord and Tenant confirm that Tenant shall pay for and be responsible for its own trash removal, janitorial services, HVAC filters, internet services for the Premises and all permits required to operate their business, and any badge access system within A.1 and A.2.
17.
Storage Space – Landlord agrees to pay for and have constructed at Landlord’s expense (outside of Operating Expenses) the Storage Space within the existing Atara Break Room area (A.2) in accordance with the Work Letter attached to this Amendment as Exhibit “B”. In the interim, at the

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option of the Tenant upon giving 60 days prior written notice, Landlord agrees to provide climate controlled temporary storage of up to 1,000 sq. ft (500 sq ft per suite) in a reasonable location near the Building for Tenant’s use until the Storage Space is delivered. The Tenant agrees to pay Landlord the actual out-of-pocket expenses, up to a maximum of $3.06/SF/mo., for this temporary storage, with any excess cost being the responsibility of the Landlord (“Temp Storage Costs”). If Landlord is unable to provide the temporary storage near the Building, due to governmental permitting, C, C & R restrictions, law, or because of causes otherwise outside of the control of Landlord, Tenant’s sole remedy will be to request Landlord to provide offsite storage of similar quality within a reasonable time at the Temp Storage Cost until the Storage Space is Substantially Complete, or until Tenant in writing advises Landlord it no longer desires to have the rented storage space, whichever is shorter.
18.
The second paragraph of Section 31 is hereby deleted in its entirety and replaced as follows:

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 5 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 3 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 5 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion using fully licensed and insured contractors/vendors, provided that it does not affect any Building Systems affecting other tenants, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure that would have not otherwise been payable under this Lease as part of Operating Expenses (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in this Lease. Landlord shall have the right not to reimburse Tenant as provided for in the preceding sentence and instead dispute Tenant’s entitlement to reimbursement, Tenant s right to perform such repairs and/or maintenance and/or the amount being requested by Tenant. If Landlord elects, in the exercise of its good faith reasonable discretion, to dispute any of the foregoing matters, Landlord shall notify Tenant in writing of the nature of such dispute within 30 days after receipt of Tenant s written request for reimbursement. Landlord and Tenant shall meet and discuss the dispute and if Landlord and Tenant fail to reach a resolution of the dispute within 15 days after their meeting, the dispute shall be resolved by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association. If the arbitrator decides in favor of Tenant, then Landlord shall promptly pay the amount of any award to Tenant. If either party is determined by the arbitrator to be the prevailing party, then such party shall be entitled to have its reasonable attorneys’ fees and costs in connection with such arbitration paid by the other party. If Landlord has not paid to Tenant within 30 days, and so long as Tenant is not in Default under this Lease, then Tenant shall have the right to set off against the next monthly payments of Base Rent the amount of the award.

19.
Section 39 pertaining to Tenant lease extensions is deleted in its entirety from the Lease.

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20.
Tenant agrees that Landlord may seek to have the signage on the exterior of the building (Atara Bio) removed at Tenant’s expense as soon as reasonably possible subsequent to November 13, 2025 using a third party selected by Landlord. Separately, Landlord will use its best efforts to secure spaces on the monument sign located near the front of the Building for Tenant (and its subleasees, if any), as soon as reasonably possible after escrow closing at no cost to Tenant. Landlord advises, and Tenant understands, that approval of the use of the monument sign for Atara rests solely with the Association for the Project, and Landlord’s inability to secure access to the monument sign for Atara shall not make this Amendment void or voidable.
21.
Tenant agrees to be fully financially responsible for all commissions and costs incurred in retaining any consultant, contractors, or real estate broker/agents engaged by Tenant to assist Tenant in the negotiation of this Amendment or any of the attached exhibits.
22.
The Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Amendment, and any uncertainty and ambiguity shall not be interpreted against any one party. Signatures to this Amendment accomplished by means of electronic signature or similar to technology shall be legal and binding.

All others terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

Lessor		Lessee

JackieO, LLC a Wyoming limited liability company		Atara Biotherapeutics, Inc. a Delaware corporation

By:	/s/ Hubert Ho	By:	/s/ Michael Menguito
Name Printed: Hubert Ho		Name Printed: Michael Menguito
Title: Manager		Title: VP Chief People Officer

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EXHIBIT A

A.1
C.2
B.1
B.1
C.1
A.2
B.3
C.4
MY 1
B.2
C.3
B.4
MY 2

BAM Creative
20Bloc / 1280 Rancho Conejo Blvd, Thousand Oaks, CA 91320
BOMA 2024 Calculations & Analysis / 08.06.2025
Architecture / Branding+Digital / Interior Design / Strategic Action

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EXHIBIT B

TO FIRST AMENDMENT TO LEASE

W ORK LETTER

THIS WORK LETTER dated August 11, 2025 (“Work Letter” ) is made and entered into by and between JACKIEO, LLC, a Wyoming limited liability company (“Landlord”), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the First Amendment to Lease dated August 11, 2025 (the “Amendment”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease. It being understood that JackieO is in escrow to purchase the building located at 1280 Rancho Conejo Boulevard, within which Atara is currently located and under lease with ARE, and that escrow is slated to close November 13, 2025. This Work Letter is expressly conditioned upon JackieO closing escrow and becoming fee title owner of the 1280 Building.

1.
General Requirements.
(a)
Tenant’s Authorized Representative. Tenant designates Michael Menguito (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
(b)
Landlord’s Authorized Representative. Landlord designates Hubert Ho (“Landlord’s Representative” ) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
(c)
Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that Landlord will select the general contractor, the architect, any other designers or engineers necessary, and any subcontractors which shall be licensed and insured for the Landlord’s Work as hereinafter described.
(d)
To the extent there is any conflict between this Work Letter and the Amendment, the Amendment shall take precedence.
2.
Storage Space and Space Splitting Work Improvements by Landlord.
(a)
Storage Space Improvements

Landlord has agreed to have constructed an onsite storage space of approximately 800-1000 USF for use by Suites 1 and 2 by converting the existing Break Room area (A.2) (“Storage Space”). An architect has been engaged for this project and is currently working through schematic design. Landlord shall deliver to Tenant for review and approval the schematic design, construction plans, specifications and drawings for the Storage Space, only in the event the Storage Space is going to substantially deviate from the 800-1000SF size, location (A.2), or specifics set forth herein, and in that instance, Tenant’s approval shall not be unreasonably withheld. Landlord expects the finished storage to be constructed within the

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existing Atara Break Room area (A.2) with construction and conditions consistent with typical HVAC climate controlled warehouse spaces in similar buildings. Landlord expects to construct a demising wall between the existing break room and kitchenette area.

Based on the current indicative schedule Landlord is estimating this work to be completed by January 31, 2026. The final location and size of the Storage Space must be approved by any applicable governmental agencies(and to the Tenant to the extent Subsection 2a. above is triggered) , and this process has commenced.

(b)
Splitting Spaces Between Atara and Improvements

As part of the transfer of ownership of the Building, Landlord expects to make minor modifications to the space to separate Suites 1 and 2 from 3, 4 and 5 at Landlord’s expense (outside of Operating Expenses) . These include the following: Landlord will have constructed two (2) doorways/doors to provide controlled access to both areas from building common areas. This will be located between the common corridor C1 and A1 and C1 and B1. This work is estimated to be completed by January 31, 2026. Landlord will keep Tenant informed of the status of this work and take into consideration Tenant’s input during the design process directly impacting Tenant’s Premises.

(c)
Cost of the Improvements. Landlord agrees to be responsible for all costs of the Storage Space, including without limitation, to design, permit/inspect, and build the Storage Space in accordance with approved plans pursuant to Section 2(a) above (and which costs will not be treated as Operating Expenses). Landlord shall be responsible for the cost to design, permit/inspect and build the Space Splitting, (and which costs will not be treated as Operating Expenses) in accordance with the Lease.
(d)
The work identified with Subsection 3(a) and (b) above shall be considered “Landlord’s Work”.
(e)
Splitting of Utilities. For informational purposes only, and not to be considered part of Landlord’s Work in connection with this Work Letter, Landlord provides the following:

Landlord intends to submeter electrical to both Atara and 20Bloc respective Premises within the Building to allow the Landlord to bill Tenants separately for usage within their respective Premises, and for the remaining utilities to be addressed in accordance with Section 11 of the Lease. This work is estimated to take place in the second quarter of 2026, and Landlord will provide Tenant with at least 14 days’ notice of the start of this work.

Landlord is still investigating the submetering of gas, water, and sewer within the space with its architect but expects this to be impractical without major modifications which would impact the use of the tenant suites. Landlord currently expects these utilities will be left as is and Tenant will be charged for its pro rata share of usage as per the Lease. (“Space and Utility Splitting”).

3.
Approval, Commencement, Construction, and Completion.
(a)
Approval, Commencement, and Completion. It is hereby acknowledged by Landlord and Tenant that the scope, drawings and specifications must be approved by the applicable governmental agencies (and to the Tenant to the extent Subsection 2a. above is triggered) prior to, and contingent to construction, and that Landlord will use its best efforts to obtain these approvals as soon as reasonably possible following the close of escrow and transfer of title to Landlord. Landlord shall have the Storage Space Improvement work commenced within 30 days following approval of the governmental agencies responsible for the work, or 30 days from close of escrow, whichever is later, and assuming no delays as addressed in Section 3(c) below. Completion of the Storage Space is expected to occur on or Before January 31, 2026. Tenant’s taking possession of the Storage Space shall be conclusive evidence that Tenant has accepted it.

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(b)
Selection of Materials. Landlord shall select the materials to be used in the construction process at Landlord’s reasonable discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion.
(c)
Delay in Completion of Storage Space Improvement. Except as otherwise provided in the Amendment, delivery of the Storage Space shall occur when the Storage Space Improvements in the applicable portion of the Premises/Property has been Substantially Completed (as defined above), except to the extent that completion of the Storage Space Improvements shall have been actually delayed by causes beyond the reasonable control of Landlord.
(d)
Landlord’s Inability to Deliver Storage Space. If Landlord fails to deliver the Storage Space by January 31st, 2026, or in the location or size as planned, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease and this Amendment shall not be void or voidable. If Landlord is unable to provide the Storage Space, within a reasonable period of time, in the size or location as planned, or at all, due to governmental permitting, C, C & R restrictions, law, or because of causes otherwise outside of the control of Landlord, Tenant’s sole remedy is to request Landlord to provide offsite storage of similar quality within a reasonable time at the Temp Storage Costs until the Storage Space is Substantially Complete, or until Tenant in writing advises Landlord it no longer desires to have the rented storage space, whichever is shorter.
(e)
Furniture, Equipment, and Personal Property. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay for any furniture, personal property, fixtures, specialized equipment, other non-Building system materials or equipment, including, but not limited to, Tenant's voice or data cabling, non-ducted biological safety cabinets and other scientific equipment.
(f)
Tenant's Access Rights. Tenant shall not have any access rights to the Storage Space improvement prior to turnover by Landlord, without Landlord’s express approval.
(g)
No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by applicable governmental agencies, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the areas of construction at the Building or Property until Substantial Completion of Landlord's Work.
4.
Miscellaneous.
(a)
Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.
(b)
Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)
No Default Funding. In no event shall Landlord have any obligation perform any Landlord's Work during any period that Tenant is in default under the Lease or Amendment (beyond any applicable notice and cure periods).

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EXHIBIT B

SUBLEASE PREMISES

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EXHIBIT C

Landlord's Consent

The undersigned, the Landlord in the Lease Agreement, hereby acknowledges consent to the foregoing Sublease Agreement.

JackieO, LLC
By:	/s/ Hubert Ho	Date:	5/5/2026